UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.    )

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RPX Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RPX Corporation

One Market Plaza

Suite 800

San Francisco, CA 94105

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 19, 2012

To the Stockholders of RPX Corporation:

The annual meeting of stockholders for RPX Corporation (the “Company”) will be held at the offices of the Company at One Market Plaza, Steuart Tower, Suite 800, San Francisco, California 94105, on Tuesday, June 19, 2012, at 10:00 a.m. local time. The purposes of the meeting are:

1.	To elect three Class I directors (Proposal 1);

2.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 (Proposal 2);

3.	To vote on an advisory non-binding resolution regarding executive compensation (Proposal 3);

4.	To vote on an advisory non-binding resolution regarding the frequency of future advisory non-binding votes on executive compensation (Proposal 4); and

5.	To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Our board of directors has fixed the close of business on April 23, 2012 as the record date for determining holders of our common stock entitled to notice of, and to vote at, the annual meeting or any adjournments or postponements thereof. A complete list of such stockholders will be available for examination at our offices in San Francisco, California during normal business hours for a period of ten days prior to the annual meeting.

YOUR VOTE IS IMPORTANT!

Your vote is important. Please vote by using the Internet or by telephone or, if you received a paper copy of the proxy card by mail, by signing and returning the enclosed proxy card. Instructions for your voting options are described on the Notice of Internet Availability of Proxy Materials or proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 19, 2012: The proxy statement and annual report are available at www.proxyvote.com.

By order of the Board of Directors,

Martin E. Roberts

Secretary of the Company

San Francisco, California

Date: April 26, 2012

RPX CORPORATION

Proxy Statement

For the Annual Meeting of Stockholders

To Be Held on June 19, 2012

RPX CORPORATION

One Market Plaza

Suite 800

San Francisco, CA 94105

(866) 779-7641

PROXY STATEMENT

FOR THE

2012 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at the 2012 annual meeting of stockholders (the “Annual Meeting”) of RPX Corporation (sometimes referred to as “we”, the “Company” or “RPX”), which will be held at the offices of the Company at One Market Plaza, Steuart Tower, Suite 800, San Francisco, California 94105, on Tuesday, June 19, 2012 at 10:00 a.m. local time.

We are making this proxy statement and our annual report available to stockholders at www.proxyvote.com. On May 10, 2012, we will begin mailing to our stockholders (i) a copy of this proxy statement, a proxy card and our annual report or (ii) a notice (the “Notice”) containing instructions on how to access and review this proxy statement and our annual report. The Notice also describes how you may submit your proxy over the Internet. If you received a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving this proxy statement and proxy card?

You have received these proxy materials because you owned shares of RPX common stock as of April 23, 2012, the record date for the Annual Meeting, and our board of directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement describes issues on which we would like you to vote at the Annual Meeting. It also gives you information on these issues so that you can make an informed decision.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice in the mail. As a result, only stockholders that specifically request a printed copy of the proxy statement will receive one. Instead, the Notice instructs stockholders on how to access and review the proxy statement and annual report over the Internet at www.proxyvote.com. The Notice also instructs stockholders on how they may submit their proxy over the Internet. If a stockholder who received a Notice would like to receive a printed copy of our proxy materials, such stockholder should follow the instructions for requesting these materials contained in the Notice.

How may I vote at the Annual Meeting?

You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy via telephone or on the Internet. If you received or requested a printed set of materials, you may also vote by mail by signing, dating and returning the proxy card.

When you vote by using the Internet or by telephone or by signing and returning the proxy card, you appoint Adam C. Spiegel and Martin E. Roberts as your representatives (or proxyholders) at the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on April 23, 2012, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. On the record date, there were 50,133,500 shares of the Company’s common stock outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting (one vote per share of common stock) in connection with the matters set forth in this proxy statement.

In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the place of the Annual Meeting on June 19, 2012 and will be accessible for ten days prior to the meeting at our principal place of business, One Market Plaza, Suite 800, San Francisco, California 94105, between the hours of 9:00 a.m. and 5:00 p.m. local time.

How do I vote?

If on April 23, 2012, your shares were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record. Stockholders of record may vote by using the Internet, by telephone or (if you received a proxy card by mail) by mail as described below. Stockholders also may attend the meeting and vote in person. If you hold shares through a bank, broker or other nominee, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.

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You may vote by using the Internet. The address of the website for Internet voting is www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 18, 2012. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

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You may vote by telephone. The toll-free telephone number is noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 18, 2012. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

•	You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares through a bank, broker or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit a subsequent proxy by using the Internet, by telephone or by mail with a later date;

•	You may deliver a written notice that you are revoking your proxy to the Secretary of the Company at One Market Plaza, Suite 800, San Francisco, California 94105; or

•	You may attend the Annual Meeting and vote your shares in person. Simply attending the Annual Meeting without affirmatively voting will not, by itself, revoke your proxy.

If you hold your shares through a bank, broker or other nominee, you must contact the bank, broker or other nominee holding your shares and follow their instructions for changing your vote.

How many votes does RPX need to hold the Annual Meeting?

A quorum of stockholders is necessary to conduct business at the Annual Meeting. Pursuant to our bylaws, a quorum will be present if a majority of the voting power of the outstanding shares of the Company entitled to vote generally in the election of directors is represented in person or by proxy at the Annual Meeting. On the record date, there were 50,133,500 shares of common stock outstanding and entitled to vote. Thus, 25,066,751 shares must be represented in person or by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting and vote in person. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the holders of a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.

What matters will be voted on at the Annual Meeting?

The following matters are scheduled to be voted on at the Annual Meeting:

•	Proposal 1: To elect three Class I directors nominated by our board of directors and named in this proxy statement to serve a term of three years until our 2015 annual meeting of stockholders;

•	Proposal 2: To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012;

•	Proposal 3: To vote on an advisory non-binding resolution regarding executive compensation; and

•	Proposal 4: To vote on an advisory non-binding resolution regarding the frequency of future advisory non-binding votes on executive compensation.

No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.

Could other matters be decided at the Annual Meeting?

RPX does not know of any other matters that may be presented for action at the Annual Meeting. Should any other business come before the Annual Meeting, the persons named on the proxy card will have discretionary authority to vote the shares represented by proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such other business.

What will happen if I do not vote my shares?

Stockholder of Record: Shares Registered in Your Name. If you are the stockholder of record of your shares and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank. Brokers or other nominees who hold shares of our common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A “broker non-vote” occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Under the rules that govern brokers who are voting shares held for a beneficial owner, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. Proposal 2 is the only routine matter in this proxy statement. As such, your broker does not have discretion to vote your shares on Proposals 1, 3 or 4.

We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.

How may I vote for each proposal and what is the vote required for each proposal?

Proposal 1: Election of three Class I directors.

With respect to the election of nominees for director, you may:

•	vote “FOR” the election of the three nominees for director;

•	vote “FOR” one or more nominees and “WITHHOLD” your vote for the remaining nominee or nominees; or

•	“WITHHOLD” your vote for all three nominees.

Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the three nominees who are properly nominated in accordance with our bylaws and receive the most “FOR” votes will be elected. Only votes cast “FOR” a nominee will be counted. An instruction to “WITHHOLD” authority to vote for one or more of the nominees will result in those nominees receiving fewer votes, but will not count as a vote against the nominees. Abstentions and “broker non-votes” will have no effect on the outcome of the election of directors. Because the election of directors is not a matter on which a broker or other nominee is generally empowered to vote, broker non-votes are expected to exist in connection with this matter.

Proposal 2: Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

You may vote “FOR” or “AGAINST” or abstain from voting. To ratify the selection by the audit committee of our board of directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012, the Company must receive a “FOR” vote from a majority of all those outstanding shares that are represented in person or by proxy and that are cast either affirmatively or negatively on the proposal at the Annual Meeting. Abstentions and “broker non-votes” will not be counted “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because the ratification of the appointment of the independent registered public accounting firm is a matter on which a broker or other nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter.

Proposal 3: Advisory non-binding resolution regarding executive compensation.

You may vote “FOR” or “AGAINST” or abstain from voting. To approve, by non-binding vote, the compensation of the Company’s named executive officers, the Company must receive a “FOR” vote from a majority of all those outstanding shares that are represented in person or by proxy and that are cast either affirmatively or negatively on the proposal at the Annual Meeting. The result of Proposal 3 shall be non-binding on the Company and advisory in nature. Abstentions and “broker non-votes” will not be counted “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because Proposal 3 is a non-routine matter, broker non-votes are expected to exist in connection with this matter.

Proposal 4: Advisory non-binding resolution regarding the frequency of future advisory non-binding votes on executive compensation.

You may cast your vote on your preferred voting frequency by choosing the option of “1 Year”, “2 Years” or “3 Years,” or you may abstain from voting. The choice among the three intervals which receives the highest number of votes will be deemed the choice of the stockholders. The result of Proposal 4 shall be non-binding on the Company and advisory in nature. Abstentions and “broker non-votes” will not be counted as a vote for any of the three choices and will have no effect on the proposal. Because Proposal 4 is a non-routine matter, broker non-votes are expected to exist in connection with this matter.

What happens if a director nominee is unable to stand for election?

If a nominee is unable to stand for election, our board of directors may either:

•	reduce the number of directors that serve on the board or

•	designate a substitute nominee.

If our board of directors designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.

How does our board of directors recommend that I vote?

Our board recommends a vote:

•	Proposal 1: “FOR” the election of each of Izhar Armony, Randy Komisar and Giuseppe Zocco as Class I directors to serve a term of three years until our 2015 annual meeting of stockholders;

•	Proposal 2: “FOR” the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012;

•	Proposal 3: “FOR” the approval, in an advisory non-binding manner, of the compensation of our named executive officers; and

•	Proposal 4: for “3 YEARS”, in an advisory non-binding manner, as your preferred frequency of future advisory non-binding votes on executive compensation.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

•	Proposal 1: “FOR” the election of each of Izhar Armony, Randy Komisar and Giuseppe Zocco as Class I directors;

•	Proposal 2: “FOR” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012;

•	Proposal 3: “FOR” the approval, in an advisory non-binding manner, of the compensation of our named executive officers; and

•	Proposal 4: for “3 YEARS” as your preferred frequency of future advisory non-binding votes on executive compensation.

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If any other matter is properly presented at the Annual Meeting, the proxyholders for shares voted on the proxy card (i.e. one of the individuals named as proxies on your proxy card) will vote your shares using his or her best judgment.

What do I need to show to attend the Annual Meeting in person?

You will need proof of your share ownership (such as a recent brokerage statement or letter from your broker showing that you owned shares of RPX Corporation common stock as of April 23, 2012) and a form of photo identification. If you do not have proof of ownership and valid photo identification, you may not be admitted to the Annual Meeting. All bags, briefcases and packages will be held at registration and will not be allowed in the meeting. We will not permit the use of cameras (including cell phones with photographic capabilities) or other recording devices in the meeting room.

Who is paying for this proxy solicitation?

The accompanying proxy is being solicited by the board of directors of the Company. In addition to this solicitation, directors and employees of the Company may solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. In addition, the Company may also retain one or more third parties to aid in the solicitation of brokers, banks and institutional and other stockholders. We will pay for the entire cost of soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What happens if the Annual Meeting is postponed or adjourned?

Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Annual Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to any proposal until the polls have closed for voting on such proposal.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results will be reported on a Current Report on Form 8-K filed with the SEC no later than June 25, 2012.

How can I find RPX’s proxy materials and annual report on the Internet?

This proxy statement and the 2011 annual report are available at our corporate website at www.rpxcorp.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov. Additionally, in accordance with SEC rules, you may access these materials at www.proxyvote.com, which does not have “cookies” that identify visitors to the site. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

How do I obtain a separate set of RPX’s proxy materials if I share an address with other stockholders?

In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions received only one copy of the Notice. This practice is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources. If you would like to have a separate copy of the Notice or our annual report and/or proxy statement mailed to you or to receive separate copies of future mailings, please submit your request to the address or phone number that appears on your Notice or proxy card. We will deliver such additional copies promptly upon receipt of such request.

In other cases, stockholders receiving multiple copies of the Notice at the same address may wish to receive only one. If you would like to receive only one copy if you now receive more than one, please submit your request to the address or phone number that appears on your Notice or proxy card.

Whom should I call if I have any questions?

If you have any questions, would like additional RPX proxy materials or proxy cards, or need assistance in voting your shares, please call our investor relations line at (415) 418-2563.

Can I submit a proposal for inclusion in the proxy statement for the 2013 annual meeting?

Stockholders of the Company may submit proper proposals for inclusion in our proxy statement and for consideration at our 2013 annual meeting of stockholders by submitting their proposals in writing to the

Secretary of the Company in a timely manner. In order to be considered for inclusion in our proxy materials for the 2013 annual meeting of stockholders, stockholder proposals must:

•	be received by the Secretary of the Company no later than the close of business on December 31, 2012; and

•	otherwise comply with the requirements of Delaware law, Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and our bylaws.

Unless we receive notice in the foregoing manner, the proxyholders shall have discretionary authority to vote for or against any such proposal presented at our 2013 annual meeting of stockholders. A copy of our bylaw provisions governing the notice requirements set forth above may be obtained by writing to the Secretary of the Company. A current copy of our bylaws also is available at our corporate website at www.rpxcorp.com. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement. Such requests and all notices of proposals and director nominations by stockholders should be sent to RPX Corporation, One Market Plaza, Suite 800, San Francisco, California 94105, Attention: Secretary of the Company.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting to be Held on Tuesday, June 19, 2012

This proxy statement and our annual report are available on-line at www.proxyvote.com.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

General

Our board of directors currently comprises nine directors divided into three classes with staggered three-year terms. There are currently three directors in Class I, three directors in Class II and three directors in Class III. The term of office of our Class I directors, Izhar Armony, Randy Komisar and Giuseppe Zocco, will expire at this year’s Annual Meeting. The term of office of our Class II directors, John Amster, Geoffrey Barker and Steven Fingerhood, will expire at the 2013 annual meeting of stockholders. The term of office of our Class III directors, Shelby Bonnie, Sanford Robertson and Thomas Ryder, will expire at the 2014 annual meeting of stockholders. There are no family relationships among any of our directors or executive officers. It is our policy to encourage nominees for director to attend the Annual Meeting.

Nominees for Election as Class I Directors at the Annual Meeting

This year’s nominees for election to the board as our Class I directors to serve for a term of three years expiring at the 2015 annual meeting of stockholders, or until their successors have been duly elected and qualified or until their earlier death, resignation or removal, are provided below. The age of each director as of April 23, 2012 is set forth below. Each of the nominees has agreed to serve as a director if elected, and we have no reason to believe that any of the nominees will be unable to serve if elected.

Name	Age	Positions and Offices Held with Company	Director Since
Izhar Armony	48	Director	2008
Randy Komisar	57	Director	2008
Giuseppe Zocco	46	Director	2009

The following is additional information about each of the nominees as of the date of this proxy statement, including their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and our board of directors to determine that each nominee should serve as one of our directors.

Izhar Armony, age 48, has been a director of our company since August 2008. Mr. Armony has been a general partner at Charles River Ventures, a venture capital investment firm, since 1997. Prior to joining Charles River Ventures, Mr. Armony was with Onyx Interactive, an interactive training company based in Tel Aviv where he served as Vice President of Marketing and Business Development. Mr. Armony also served as an officer in the Israeli Army. Mr. Armony has been a director of Virtusa Corporation since 2004 and also serves as a director of a number of privately held companies. Mr. Armony received an M.B.A. from the Wharton School of Business and an M.A. in Cognitive Psychology from the University of Tel Aviv in Israel. Our board of directors determined that Mr. Armony should serve as a director based on his extensive experience in the technology industry and venture capital, as well as his relationship with Charles River Ventures, one of our largest stockholders.

Randy Komisar, age 57, has been a director of our company since August 2008. Mr. Komisar has been a partner at Kleiner Perkins Caufield & Byers, a venture capital investment firm, since 2005. Prior to joining Kleiner Perkins Caufield & Byers, Mr. Komisar worked with entrepreneurs creating businesses in the technology industry. Mr. Komisar was a director of TiVo Inc. from 1998 to 2010. During the past five years, Mr. Komisar has also been a director of a number of privately held companies. Mr. Komisar received a J.D. from Harvard Law School and a B.A. in Economics from Brown University. Our board of directors determined that Mr. Komisar should serve as a director based on his extensive experience in the technology industry and venture capital, as well as his relationship with KPCB Holdings, Inc., one of our largest stockholders.

Giuseppe Zocco, age 46, has been a director of our company since July 2009. Since 1996, Mr. Zocco has been a general partner of Index Ventures, a venture capital firm he co-founded. From 1991 to 1996, Mr. Zocco served as a consultant with McKinsey & Company, a consulting firm. Mr. Zocco also serves on the boards of directors of a number of privately held companies. Mr. Zocco holds a B.A. in Business Administration from Bocconi University in Milan, an I.E.P. from London Business School and an M.B.A. from the Stanford Graduate School of Business. Our board of directors determined that Mr. Zocco should serve as a director based on his extensive experience in the technology industry and venture capital, as well as his relationship with Index Ventures, one of our largest stockholders.

Required Vote and Recommendation of the Board for Proposal 1

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of our Class I directors. The three nominees receiving the most “FOR” votes among votes properly cast in person or by proxy will be elected to the board as Class I directors. You may vote “FOR” or “WITHHOLD” your vote on each of the nominees for election as director. Shares represented by signed proxy cards will be voted on Proposal 1 “FOR” the election of Messrs. Armony, Komisar and Zocco to the board of directors at the Annual Meeting, unless otherwise marked on the card. A broker non-vote or a properly executed proxy marked “WITHHOLD” with respect to the election of a Class I director will not be voted with respect to such director, although it will be counted for purposes of determining whether there is a quorum.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” IZHAR ARMONY, RANDY KOMISAR AND GIUSEPPE ZOCCO.

Continuing Directors Not Standing for Election

Certain information about those directors whose terms do not expire at the Annual Meeting is furnished below, including their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and our board of directors to determine that each director should serve as one of our directors. The age of each director as of April 23, 2012 is set forth below.

Name	Age	Positions and Offices Held with Company	Director Since
John A. Amster	43	Chief Executive Officer; Director	2008
Geoffrey T. Barker	50	Chief Operating Officer; Director	2008
Shelby W. Bonnie	47	Director	2011
Sanford R. Robertson	80	Director	2011
Thomas O. Ryder	67	Director	2009
Steven L. Fingerhood	54	Director	2012

Class II Directors (Terms Expire in 2013)

John A. Amster, age 43 and a founder of our company, has served as our Chief Executive Officer since March 2010, our Co-Chief Executive Officer from our inception until March 2010 and a director since our inception. Prior to founding our company, Mr. Amster served as the General Manager of Strategic Acquisitions and Vice President of Licensing at Intellectual Ventures, a patent licensing firm, where he was responsible for strategic acquisitions of patent portfolios as well as developing the software and e-commerce licensing programs, from 2005 to 2008. From 2003 to 2004, Mr. Amster served as Managing Director and founded the M&A Advisory practice for Ocean Tomo, an intellectual property and brokerage firm. From 1998 to 2003, Mr. Amster served in various positions, most recently as Vice President and Secretary, at InterTrust Technologies, where he worked on intellectual property transactions, merger and acquisition activities and late-stage financing activities. Mr. Amster received a J.D. from Benjamin N. Cardozo School of Law and a B.A. from Middlebury College. Our board of directors determined that Mr. Amster should serve as a director based on his position as an officer of our company, his history as one of our founders and largest stockholders and his experience in the fields of intellectual property and law.

Geoffrey T. Barker, age 50 and a founder of our company, has served as our Chief Operating Officer since March 2010, our Co-Chief Executive Officer from our inception until March 2010 and a director since our inception. Prior to founding our company, Mr. Barker served as Vice President, Licensing at Intellectual Ventures, where he was responsible for the portfolio development and licensing strategy of its software patent portfolio from 2006 to 2008. From 2000 to 2006, Mr. Barker served as founder, Chairman and CEO of Vigilos, Inc., which provided a platform for controlling and managing the physical security systems of large enterprises. Prior to founding Vigilos, Mr. Barker was co-founder and co-CEO of The Cobalt Group from 1995 to 2000. Prior to that, Mr. Barker held positions in trading, research and investment banking with Kidder, Peabody & Company, Salomon Brothers Inc and Piper Jaffray Incorporated. Mr. Barker received an M.B.A. from Columbia University and a B.A. in Economics from Tufts University. Our board of directors determined that Mr. Barker should serve as a director based on his position as an officer of our company, his history as one of our founders and largest stockholders and his experience in the fields of technology, finance and intellectual property.

Steven L. Fingerhood, age 54, has been a director of our company since April 2012. Mr. Fingerhood is the managing partner of Technology Opportunity Partners, L.P., a private investment partnership, a position he has held since 2003. Previously, Mr. Fingerhood was the founder of Zero Gravity Technologies Corporation, a developer of document security solutions, and served as its chairman and Chief Executive Officer until its sale to InterTrust Technologies Corporation in 2001. Prior to that, Mr. Fingerhood founded and was Chief Executive Officer of Direct Language Communications, Inc., a provider of localization services to the technology industry. Mr.Fingerhood also serves as lead independent director on the board of Harris Interactive Inc. Mr. Fingerhood received a B.A. in Economics from Harvard University and a J.D. from Harvard Law School. Our board of directors determined that Mr. Fingerhood should serve as a director because of his extensive experience as an entrepreneur, investor and senior executive in the technology and business services industries, as well as his skills relating to financial statement and accounting matters.

Class III Directors (Terms Expire in 2014)

Shelby W. Bonnie, age 47, has been a director of our company since January 2011. Mr. Bonnie is the CEO of Whiskey Media LLC, a position he has held since June 2007. Previously, Mr. Bonnie was a co-founder of CNET Networks, Inc. and was at CNET Networks, Inc. as both an executive and member of the board of directors from 1993 to 2006, including as Chief Executive Officer from March 2000 until October 2006. Prior to joining CNET Networks, Inc., Mr. Bonnie held positions at Tiger Management Corporation, a New York-based investment management firm, Lynx Capital, a private equity fund, and Morgan Stanley & Co. Inc. Mr. Bonnie received a B.S. in Commerce from the University of Virginia and an M.B.A. from Harvard Business School. Our board of directors determined that Mr. Bonnie should serve as a director based on his extensive experience in the technology industry, as well as his skills relating to financial statement and accounting matters.

Sanford R. Robertson, age 80, has been a director of our company since May 2011. Mr. Robertson has been a partner of Francisco Partners, a technology buyout fund, since 1999. Prior to founding Francisco Partners, Mr. Robertson was the founder and chairman of Robertson, Stephens & Co., a technology investment bank formed in 1978 and sold to BankBoston in 1998. Since the sale, Mr. Robertson has been a technology investor and advisor to several technology companies. Mr. Robertson was also the founder of Robertson, Colman, Siebel & Weisel, later renamed Montgomery Securities, another technology investment bank. Mr. Robertson also serves on the boards of directors of Dolby Laboratories, Inc., Pain Therapeutics, Inc., salesforce.com, inc. and the Schwab Charitable Fund. Mr. Robertson received a B.B.A. and an M.B.A. from the University of Michigan. Our board of directors determined that Mr. Robertson should serve as a director based on his extensive experience in investment banking, private equity and capital markets transactions in the technology industry, as well as his service on the boards of other publicly-held companies.

Thomas O. Ryder, age 67, has been a director of our company since December 2009. Mr. Ryder has been a director of Starwood Hotels & Resorts Worldwide, Inc. since April 2001, Amazon.com, Inc. since November 2002 and Quad/Graphics, Inc. since July 2010 and was Chairman of the board of directors at Virgin Mobile USA, Inc. from October 2007 to November 2009. Mr. Ryder was Chairman of the Reader’s Digest Association, Inc. from April 1998 to December 2006 and was its Chief Executive Officer from April 1998 to December 2005. Mr. Ryder received a B.A. in Journalism from Louisiana State University. Our board of directors determined that Mr. Ryder should serve as a director based on his experience as a senior executive of a large company, including experience with intellectual property, as well as his customer experience skills and skills relating to financial statement and accounting matters.

CORPORATE GOVERNANCE

Independent Directors

We believe our corporate governance initiatives comply with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC adopted thereunder. In addition, we believe our corporate governance initiatives comply with the rules of The Nasdaq Stock Market, or Nasdaq. Our board of directors evaluates our corporate governance principles and policies on an ongoing basis.

Each of our directors other than John A. Amster and Geoffrey T. Barker qualifies as an independent director in accordance with the published listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests, such as that the director is not also one of our employees and has not engaged in certain types of business dealings with the Company. In addition, as further required by the Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and by RPX with regard to each director’s business and personal activities as they may relate to us and our management.

Board Committees

We have established an audit committee, a compensation committee and a nominating and corporate governance committee. We believe that the composition of these committees meets the criteria for independence under, and the functioning of these committees complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002 and current SEC and Nasdaq rules and regulations. We intend to comply with future requirements as they become applicable to us. Each committee has the composition and responsibilities described below.

The following table provides membership and meeting information for each of the committees of the board of directors during 2011:

Committee	Members	Number of Meetings in 2011
Audit Committee	Shelby W. Bonnie (2) Thomas O. Ryder (3) Giuseppe Zocco	7
Compensation Committee	Izhar Armony (4) Shelby W. Bonnie (3) (5) Randy Komisar (6) Sanford R. Robertson (7) Thomas O. Ryder (5) Giuseppe Zocco (4)	5
Nominating and Corporate Governance Committee (1)	Izhar Armony (3) Randy Komisar Giuseppe Zocco	0

(1)	The committee was established and each of its members was appointed on February 23, 2011.
(2)	Appointed as a member of the committee on February 23, 2011.
(3)	Chairman of the committee.
(4)	Resigned as a member of the compensation committee on February 23, 2011.
(5)	Appointed as a member of the committee on February 23, 2011.
(6)	Resigned as a member of the committee on September 1, 2011.
(7)	Appointed as a member of the committee on September 1, 2011.

The primary responsibilities of each committee are described below.

Audit Committee

Messrs. Bonnie, Ryder and Fingerhood serve on the audit committee, and Mr. Ryder serves as its chairman. Our board of directors annually reviews the Nasdaq listing standards definition of independence for audit committee members and has determined that Messrs. Bonnie, Ryder and Fingerhood are independent (as independence is currently defined in applicable Nasdaq listing standards for audit committees and Rule 10A-3 promulgated under the Exchange Act).

Prior to April 26, 2012, when Mr. Zocco was replaced by Mr. Fingerhood as a member of our audit committee, we relied on Rule 10A-3(b)(iv) promulgated under the Exchange Act, which provides an exemption from the requirement that each member of the audit committee meet the heightened standards of independence for audit committee members. We do not believe that Mr. Zocco’s membership on the audit committee had a material adverse effect on the ability of the audit committee to act independently or fulfill its duties.

Our board of directors has determined that Messrs. Bonnie and Ryder are audit committee financial experts, as defined by the rules promulgated by the SEC. The designation of Messrs. Bonnie and Ryder as audit committee financial experts does not impose on them any duties, obligations or liability that are greater than those that are generally imposed on them as members of our audit committee and our board of directors, and their designation as audit committee financial experts pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our audit committee or board of directors.

The audit committee assists our board of directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by our independent registered public accounting firm and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The audit committee also oversees the audit efforts of our independent registered public accounting firm and takes actions as it deems necessary to satisfy itself that such firm is independent of management. The audit committee is also responsible for monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters.

Both our independent registered public accounting firm and internal financial personnel regularly meet with, and have unrestricted access to, the audit committee.

Compensation Committee

Messrs. Bonnie, Robertson and Ryder serve on the compensation committee, and Mr. Bonnie serves as its chairman. Our board of directors has determined that Messrs. Bonnie, Robertson and Ryder satisfy the independence requirements of the applicable Nasdaq listing standards and SEC rules and regulations for directors. Each of the members of the compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.

The compensation committee assists our board of directors in meeting its responsibilities with regard to oversight and determination of executive compensation and assesses whether our compensation structure establishes appropriate incentives for officers and employees. The compensation committee reviews and makes recommendations to our board of directors with respect to our major compensation plans, policies and programs. In addition, the compensation committee reviews and approves the compensation for our executive officers, establishes and modifies the terms and conditions of employment of our executive officers and administers our equity incentive plans.

Nominating and Corporate Governance Committee

Messrs. Armony, Komisar and Zocco serve on the nominating and corporate governance committee, and Mr. Armony serves as its chairman. Our board of directors has determined that Messrs. Armony, Komisar and Zocco satisfy the applicable Nasdaq listing standards and SEC rules and regulations for directors.

The nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of our board of directors. The nominating and corporate governance committee also considers director candidates recommended by our stockholders. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to our board of directors concerning corporate governance matters.

Each committee of our board of directors has a written charter approved by our board of directors. Copies of each charter are available on the investor relations section of our website located at http://ir.rpxcorp.com. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Compensation Committee Interlocks and Insider Participation

In 2011, Messrs. Armony, Bonnie, Komisar, Robertson, Ryder and Zocco served as members of the compensation committee. None of the members of our compensation committee is or has in the past served as an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Board Meetings and Attendance

Our board of directors held 14 meetings in 2011. Each member of the board attended 75% or more of the aggregate of (i) the total number of board meetings held during the period of such member’s service and (ii) the total number of meetings of committees on which such member served, during the period of such member’s service.

Director Attendance at Annual Meetings of Stockholders

Directors are encouraged, but not required, to attend our annual stockholder meetings. This annual meeting will be our first as a public company.

Board Leadership

Mr. Ryder serves as the lead independent director. Our board of directors does not have a chairman. The chief executive officer chairs all board meetings. The lead independent director acts as liaison between the independent directors and management, approves board meeting schedules and oversees the information distributed in advance of board meetings, is available to our in-house and outside corporate counsel to discuss and, as necessary, respond to stockholder communications to our board of directors, and calls meetings of the independent directors. We believe that having the lead independent director play a significant role in the leadership and administration of the board, yet having the chief executive officer chair board meetings, provides an efficient and effective division of responsibility and organizational structure for our Company. This arrangement enables the chief executive officer to focus his efforts on running the Company’s business while simultaneously directing the board’s attention to those matters most important to the business, while allowing the lead independent director to lead the board of directors in its fundamental role of providing advice to and independent oversight of management.

Risk Oversight

Our board of directors oversees the Company’s enterprise risk management activities, including reviewing policies and procedures to assess and manage exposure to enterprise risk. In performing this function, our board of directors consults with the Company’s management and our independent registered public accounting firm, as well as others. Each of our board committees also oversees the management of our Company’s risk that falls within the committee’s areas of responsibility. Specifically, financial risks are overseen by the audit committee; risks relating to compensation plans and arrangements are overseen by the compensation committee of the board of directors; risks associated with director independence and potential conflicts of interest are overseen by the nominating and corporate governance committee. Additional review or reporting on enterprise risks is conducted as needed or as requested by the full board of directors or the appropriate committee.

Code of Business Conduct

Our board of directors has adopted a code of business conduct that applies to each of our directors, officers and employees. The code addresses various topics, including:

•	compliance with applicable laws, rules and regulations;

•	conflicts of interest;

•	public disclosure of information;

•	insider trading;

•	corporate opportunities;

•	competition and fair dealing;

•	gifts;

•	discrimination, harassment and retaliation;

•	health and safety;

•	confidentiality;

•	protection and proper use of company assets;

•	payments to government personnel; and

•	reporting illegal and unethical behavior.

The code of business conduct is available on the investor relations section of our website at http://ir.rpxcorp.com. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Any waiver of the code of business conduct for an executive officer or director may be granted only by our board of directors or a committee thereof. We have also implemented whistleblower procedures that establish formal protocols for receiving and handling complaints from employees. Any concerns regarding accounting or auditing matters reported under these procedures will be communicated promptly to the audit committee.

Limitation of Liability and Indemnification

We have entered into indemnification agreements with our directors, executive officers and certain key employees. The agreements provide that we will indemnify our directors, executive officers and certain key employees against any and all expenses incurred by that director, executive officer or key employee because of his or her status as one of our directors, executive officers or key employees to the fullest extent permitted by Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws (except in a proceeding initiated by such person without board approval). In addition, the agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers and certain key employees in connection with a legal proceeding.

Our restated certificate of incorporation and bylaws contain provisions relating to the limitation of liability and indemnification of directors. The restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	in respect of unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derives any improper personal benefit.

Our restated certificate of incorporation also provides that if Delaware law is amended, after the approval by our stockholders of our restated certificate of incorporation, to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law. The foregoing provisions of the restated certificate of incorporation are not intended to limit the liability of directors or officers for any violation of applicable federal securities laws. As permitted by Section 145 of the Delaware General Corporation Law, our restated certificate of incorporation provides that we may indemnify our directors to the fullest extent permitted by Delaware law and the restated certificate of incorporation provisions relating to indemnity may not be retroactively repealed or modified so as to adversely affect the protection of our directors.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws provide that we are authorized to enter into indemnification agreements with our directors, officer, employees and agents and we are authorized to purchase directors’ and officers’ liability insurance, which we currently maintain to cover our directors and officers.

Communications to the Board of Directors

Stockholders interested in communicating with the independent directors regarding their concerns or issues may address correspondence to a particular director, to the lead independent director or to the independent directors generally, in care of RPX Corporation, One Market Plaza, Suite 800, San Francisco, California 94105, Attn: Secretary of the Company. The Secretary of the Company has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications. If deemed an appropriate communication, the Secretary of the Company will forward it, depending on the subject matter, to the lead independent director, chairman of a committee of the board of directors, the full board of directors or a particular director, as appropriate.

Director Compensation

Prior to our initial public offering in May 2011, our directors did not receive any cash compensation for their service on our board of directors or committees of our board of directors. However, we had a policy of reimbursing our directors for their reasonable out-of-pocket expenses incurred in attending board and committee meetings.

In January 2011, our board of directors adopted a compensation program for our non-employee directors that became effective upon our initial public offering. Pursuant to such program, we do not compensate our non-employee directors for their service in cash, instead providing compensation in the form of stock option awards as described below. We continue, however, to reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending board and committee meetings.

Each new non-employee director is granted an initial stock option award to purchase 60,000 shares of common stock upon such director’s election to our board of directors, which vests in equal monthly installments over 36 months of service. In addition, non-employee directors who continue to serve on our board of directors receive annual stock option grants to purchase 7,500 shares of common stock in connection with our annual meetings of stockholders, which vest in equal monthly installments over 12 months of service. The annual stock option granted to a non-employee director who joined our board of directors within 12 months prior to an annual meeting will be pro-rated based on the number of whole months of service on our board during the prior 12 month period.

Both the initial and annual stock options are granted under our 2011 Equity Incentive Plan are subject to full vesting acceleration in the event we undergo a change in control while the director is serving on our board of directors, have an exercise price equal to the fair market value of a share of our common stock on the date of grant and have a term of ten years from the date of grant, subject to earlier termination after termination of the director’s service.

In connection with Shelby Bonnie’s appointment to our board of directors on January 31, 2011, Mr. Bonnie was granted an initial stock option to purchase 60,000 shares on the terms described above. In connection with Sanford Robertson’s appointment to our board of directors effective upon the closing of our initial public offering, Mr. Robertson was also granted an initial stock option to purchase 60,000 shares on the terms described above. In addition, each of Messrs. Armony, Komisar and Zocco were granted stock options to purchase 60,000 shares on the terms described above in connection with their continued service on our board of directors following our initial public offering.

The amount paid to our non-employee directors for their service on our board of directors in 2011 is reflected in the table below.

Director Compensation Table for Year Ended December 31, 2011

The following table sets forth all of the compensation awarded to, earned by, or paid to each person who served as a director during 2011, other than a director who is also an employee.

Name	Option Awards ($)(1)(2)	Total ($)
Izhar Armony	896,134	896,134
Shelby W. Bonnie	324,288	324,288
Randy Komisar	896,134	896,134
Sanford R. Robertson	896,134	896,134
Thomas O. Ryder	0	0
Giuseppe Zocco	896,134	896,134

(1)	The amounts in this column represent the aggregate grant date fair value of option awards granted to the director in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 15 of the notes to our consolidated financial statements for the fiscal year ended December 31, 2011 in our annual report on Form 10-K for fiscal year 2011 filed on March 26, 2012, for a discussion of the assumptions made by our company in determining the grant date fair value of its equity awards.
(2)	As of December 31, 2011, the above-listed directors held outstanding options to purchase the following number of shares of our common stock: Mr. Armony (60,000), Mr. Bonnie (60,000), Mr. Komisar (60,000), Mr. Robertson (60,000), Mr. Ryder (139,428) and Mr. Zocco (60,000).

PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2012, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements since the year ended December 31, 2008, which was the year of our incorporation. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or laws require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the audit committee of the board of directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee of the board of directors will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the audit committee of our board of directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

You may vote “FOR” or “AGAINST” the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, or you may “ABSTAIN” from voting on this matter. In order for Proposal 2 to pass, a majority of all those outstanding shares that are represented in person or by proxy and that are cast either affirmatively or negatively at the Annual Meeting must vote “FOR” Proposal 2. Abstentions and broker non-votes will be counted towards a quorum, however, they will not be counted either “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because the ratification of the appointment of the independent registered public accounting firm is a matter on which a broker or other nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter.

Independent Registered Public Accounting Firm’s Fees

The following table represents aggregate fees billed to the Company for the years ended December 31, 2011, and December 31, 2010, by PricewaterhouseCoopers LLP, our principal accountant.

	Year ended December 31,
	2011	2010
Audit fees (1)	$1,970,748	$687,405
Audit-related fees	$71,325	$43,443
Tax fees	$203,871	$140,950
All other fees	$3,000	$3,000

Total fees	$2,248,944	$874,798

(1)	The fees billed or incurred by PricewaterhouseCoopers LLP for professional services rendered in connection with the annual audit of our consolidated financial statements for the year ending December 31, 2011 include the review of quarterly financial statements included in our quarterly reports on Form 10-Q and the review and consent issued for our registration statements on Form S-1 and Form S-8.

All fees described above were pre-approved by the audit committee in accordance with the requirements of Regulation S-X under the Exchange Act.

Pre-Approval Policies and Procedures

The audit committee’s policy is to pre-approve all audit and permissible non-audit services rendered by PricewaterhouseCoopers LLP, our independent registered public accounting firm. The audit committee can pre-approve specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the audit committee’s approval of the scope of the engagement of PricewaterhouseCoopers LLP or on an individual case-by-case basis before PricewaterhouseCoopers LLP is engaged to provide a service. The audit committee has determined that the rendering of tax-related services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence for audit purposes. PricewaterhouseCoopers LLP has not been engaged to perform any non-audit services other than tax-related services.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE THE PROXY CARD “FOR” PROPOSAL 2.

REPORT OF THE AUDIT COMMITTEE1

The audit committee of our board of directors operates pursuant to a charter which is reviewed annually by the audit committee. Additionally, a brief description of the primary responsibilities of the audit committee is included in this proxy statement under the heading “Corporate Governance – Board Committees – Audit Committee”. Under the audit committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

In the performance of its oversight function, the audit committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Accounting Standards 61 as amended (Codification of Statements on Auditing Standards AU 380) and as adopted by the Public Company Accounting Oversight Board (“PCAOB”), in Rule 3200T, including the quality, not just the acceptability of the accounting principles, the reasonableness of significant adjustments, and the clarity of the disclosures in the financial statements. In addition, the audit committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and discussed with the independent registered public accounting firm their independence.

The audit committee has adopted a charter and a process for pre-approving services to be provided by the independent registered public accountant.

Based upon the review and discussions described in the preceding paragraph, our audit committee recommended to the board of directors that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Shelby W. Bonnie

Thomas O. Ryder

Giuseppe Zocco

[1]	The material in this report shall not be deemed to be “soliciting material” or “filed” with the SEC. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information concerning beneficial ownership of our common stock as of April 20, 2012, by:

•	each stockholder, or group of affiliated stockholders, known to us to beneficially own more than 5% of our outstanding common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our named executive officers and directors as a group.

The table below is based upon information supplied by directors, executive officers and principal stockholders and Schedule 13Gs and 13Ds filed with the SEC through April 20, 2012.

The percentage ownership is based upon 50,133,291 shares of common stock outstanding as of April 20, 2012.

For purposes of the table below, we deem shares of common stock subject to options or warrants that are currently exercisable or exercisable and restricted stock units that vest within 60 days of April 20, 2012 to be outstanding and to be beneficially owned by the person holding the options, warrants or restricted stock units for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable. Unless otherwise indicated, the address for each beneficial owner is c/o RPX Corporation, One Market Plaza, Suite 800, San Francisco, California 94105.

Name of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% Stockholders (other than our executive officers and directors)
Entities affiliated with Index Ventures (1)	6,918,093	13.80%
Entities affiliated with Charles River Ventures (2)	7,333,109	14.63%
KPCB Holdings, Inc., as nominee (3)	7,622,993	15.21%
Eran Zur (4)	2,547,430	5.08%

Directors and Named Executive Officers
John A. Amster (5)	2,326,743	4.64%
Geoffrey T. Barker (6)	2,448,864	4.88%
Eran Zur (4)	2,547,430	5.08%
Adam C. Spiegel (7)	281,652	*
Henri Linde (8)	238,286	*
Giuseppe Zocco (1)	6,918,093	13.80%
Izhar Armony (2)	7,333,109	14.63%
Randy Komisar (3)	7,622,993	15.21%
Shelby W. Bonnie (9)	99,602	*
Thomas O. Ryder (10)	202,803	*
Sanford R. Robertson (11)	142,138	*

All directors and named executive officers as a group (11 persons) (12)	30,161,713	60.16%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)	Consists of 4,420,413 shares held of record by Index Ventures Growth I (Jersey), L.P., 154,218 shares held of record by Index Ventures Growth I Parallel Entrepreneur Fund (Jersey), L.P., 2,082,724 shares held of record by Index Ventures IV (Jersey), L.P., 197,693 shares held of record by Index Ventures IV Parallel Entrepreneur Fund (Jersey), L.P., 41,379 shares held of record by Yucca Partners LP Jersey Branch and options to purchase 21,666 shares of common stock that may be exercised within 60 days of April 20, 2012 by Giuseppe Zocco. Giuseppe Zocco, a member of our board of directors, is a director of Index Venture Management S.A., a company acting as advisor to Index Venture Growth Associates I Limited and to Index Venture Associates IV Limited, the general partners of the Index Venture limited partnerships mentioned in the prior sentence. David G. Gardner, Nigel T. Greenwood, David A. Hall, Ian J. Henderson, Phil Balderson and David A. Rimer are directors of Index Venture Growth Associates I Limited. Messrs. Gardner, Greenwood, Hall, Henderson, Balderson and Rimer share voting and dispositive power with respect to the shares held by the Index Ventures Growth I limited partnerships. Paul Willing, Jane Pearce, David Hall, David Rimer and Phil Balderson are directors of Index Venture Associates IV Limited. Messrs. Willing, Hall, Rimer, Balderson and Mrs. Pearce share voting and dispositive power with respect to the shares held by the Index Ventures IV limited partnerships. The managing general partner of Yucca Partners LP Jersey Branch is EFG Fund Administration Limited. EFG Fund Administration Limited is the administrator of the Index Ventures Growth I limited partnerships. Messrs. David G. Gardner, Nigel T. Greenwood, Ian J. Henderson are directors of EFG Fund Administration Limited and share voting and dispositive power with respect to the shares held by Yucca Partners LP Jersey Branch. The address of the Index Ventures Growth I entities is No 1 Seaton Place, St Helier, Jersey JE4 8YJ, Channel Islands, the address of the Index Ventures IV entities is Whitely Chambers, Don Street, St. Helier, Jersey JE49 WG, Channel Islands, and the address of Yucca Partners LP Jersey Branch is Ogier House, The Esplanade, St. Helier, Jersey JE4 9WG, Channel Islands. Excludes options to purchase 38,334 shares of common stock that may not be exercised within 60 days of April 20, 2012.
(2)

Consists of 7,108,753 shares held by Charles River Partnership XIII, LP, 199,529 shares held by Charles River Friends XIII-A, LP, 2,528 shares held by Izhar Armony, 633 shares held by Armony Irrevocable Family Trust, and options to purchase 21,666 shares of common stock that may be exercised within 60 days of April 20, 2012 by Izhar Armony. Charles River XIII GP, LP is the General Partner of Charles River Partnership XIII, LP, and Charles River XIII GP, LLC is the General Partner of both Charles River XIII GP, LP and Charles River Friends XIII-A, LP. The Managing Members of Charles River XIII GP, LLC are Izhar Armony, who is a member of our board of directors, Jon Auerbach, Bruce I. Sachs, William P. Tai and George Zachary, none of whom has sole voting and dispositive power with respect to such shares. The address of the entities affiliated with Charles River Ventures is One Broadway, 15th Floor, Cambridge, MA 02142. Excludes options to purchase 38,334 shares of common stock that may not be exercised within 60 days of April 20, 2012.

(3)	Consists of 7,085,875 shares held by Kleiner Perkins Caufield & Byers XIII, LLC, 512,104 shares held by individuals and entities affiliated with Kleiner Perkins Caufield & Byers XIII, LLC, and 3,348 shares held by Randy Komisar and Debra Dunn, Trustees, the Komisar Dunn Family Trust, UAD 10/29/1990, and options to purchase 21,666 shares of common stock that may be exercised within 60 days of April 20, 2012 by Randy Komisar. Randy Komisar, a member of our board of directors, is a member of Kleiner Perkins Caufield & Byers XIII, LLC. The managing member of Kleiner Perkins Caufield & Byers XIII, LLC is KPCB XIII Associates, LLC. Brook H. Byers, L. John Doerr, Joseph Lacob, Raymond J. Lane and Theodore E. Schlein, the managing directors and Mr. Komisar, a member, of KPCB XIII Associates, LLC, exercise shared voting and dispositive control over the shares held by Kleiner Perkins Caufield & Byers XIII, LLC, none of whom has veto power. The shares held by Kleiner Perkins Caufield & Byers XIII, LLC and affiliated individuals are held for convenience in the name of “KPCB Holdings, Inc. as nominee,” for the accounts of the individual managers and other individuals and entities that each exercises its own voting and dispositive control over the shares for its own account. KPCB Holdings, Inc. has no voting, dispositive or pecuniary interest in any such shares. The address of KPCB Holdings, Inc. is 2750 Sand Hill Road, Menlo Park, California 94025. Excludes options to purchase 38,334 shares of common stock that may not be exercised within 60 days of April 20, 2012.

(4)	265,139 of these shares are subject to our right of repurchase in the event Mr. Zur’s service terminates prior to vesting of these shares. Excludes options to purchase 358,462 shares of common stock that may not be exercised within 60 days of April 20, 2012.
(5)	261,389 of these shares are subject to our right of repurchase in the event Mr. Amster’s service terminates prior to vesting of these shares. Includes 1,594,467 shares held by John Amster and Colleen Amster, Trustees of the John and Colleen Amster Living Trust dated March 2, 2000, 366,138 shares held by John A. Amster, Trustee of the John A. Amster 2010 Annuity Trust dated December 21, 2010, and 366,138 shares held by Colleen Quinn Amster, Trustee of the Colleen Quinn Amster 2010 Annuity Trust dated December 21, 2010. Voting and investment power over the shares beneficially owned by the John and Colleen Amster Living Trust dated March 2, 2000 is held by Mr. Amster and Colleen Quinn Amster, Mr. Amster’s wife. Voting and investment power over the shares beneficially owned by the John A. Amster 2010 Annuity Trust dated December 21, 2010 is held by Mr. Amster. Voting and investment power over the shares beneficially owned by the Colleen Quinn Amster 2010 Annuity Trust dated December 21, 2010 is held by Colleen Quinn Amster. Excludes options to purchase 537,692 shares of common stock that may not be exercised within 60 days of April 20, 2012.
(6)	265,139 of these shares are subject to our right of repurchase in the event Mr. Barker’s service terminates prior to vesting of these shares. Includes 141,732 shares held by Anne Payne Barker, Mr. Barker’s wife, 264,001 shares held by Geoffrey T. Barker, Trustee of the Geoffrey T. Barker 2010 3-Year GRAT, Dated December 29, 2010, and 264,001 shares held by Anne Payne Barker, Trustee of the Anne Payne Barker 2010 3-Year GRAT, Dated December 29, 2010. Voting and investment power over the shares beneficially owned by the Geoffrey T. Barker 2010 3-Year GRAT, Dated December 29, 2010 is held by Mr. Barker. Voting and investment power over the shares beneficially owned by the Anne Payne Barker 2010 3-Year GRAT, Dated December 29, 2010 is held by Anne Payne Barker. Excludes options to purchase 358,462 shares of common stock that may not be exercised within 60 days of April 20, 2012.
(7)	67,602 of these shares are subject to our right of repurchase in the event Mr. Spiegel’s service terminates prior to vesting of these shares. Includes options to purchase 46,756 shares of common stock that may be exercised within 60 days of April 20, 2012, and 781 shares of common stock that may vest from a restricted stock unit award within 60 days of April 20, 2012. Excludes options to purchase 118,334 shares of common stock that may not be exercised within 60 days of April 20, 2012, and 11,719 shares of common stock that will not vest within 60 days of April 20, 2012 from a restricted stock unit award.
(8)	44,647 of these shares are subject to our right of repurchase in the event Mr. Linde’s service terminates prior to vesting of these shares. Includes options to purchase 4,166 shares of common stock that may be exercised within 60 days of April 20, 2012, and 781 shares of common stock that may vest from a restricted stock unit award within 60 days of April 20, 2012. Excludes options to purchase 120,834 shares of common stock that may not be exercised within 60 days of April 20, 2012, and 11,719 shares of common stock that will not vest within 60 days of April 20, 2012 from a restricted stock unit award.
(9)

Includes 35,236 shares of common stock held by MHV Partners LLC. Voting and investment power over the shares beneficially owned by MHV Partners LLC is held by Mr. Bonnie. Includes 1,700 shares held by Merlin Investments LLC. Mr. Shelby disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. Includes 500 shares held by Mason Bonnie Descendants Trust I, 200 shares held by Mason Bonnie Descendants Trust II, 500 shares held by Virginia Ayer Bonnie Descendants Trust I, 200 shares held by Virginia Ayer Bonnie Descendants Trust II, 500 shares held by Henry Bonnie Descendants Trust I, 200 shares held by Henry Bonnie Descendants Trust II, 200 shares held by GST Exempt Descendants Trust II FBO Mason Bonnie, 200 shares held by GST Exempt Descendants Trust II FBO Virginia Bonnie, and 200 shares held by GST Exempt Descendants Trust II FBO Henry Bonnie. Includes 1,700 shares held by Cornelia Bonnie Revocable Trust, of which Mr. Bonnie is a beneficiary, 1,700 shares held by Edward Bonnie Revocable Trust, of which Mr. Bonnie is a beneficiary, 5,500 shares held by Shelby Bonnie Trust DTD 12/20/1968, of which Mr. Bonnie is a beneficiary, 4,600 shares held by Shelby Bonnie Trust DTD 3/27/1959, of which Mr. Bonnie is a beneficiary, 6,100 shares held by Shelby Bonnie Trust DTD 10/20/1964, of which Mr. Bonnie is a beneficiary, 11,300 shares held by Cornelia Bonnie Trust DTD 11/10/1970, of which Mr. Bonnie is a beneficiary, and 2,400 shares held by Edward Bonnie Trust

DTD 8/15/1966, of which Mr. Bonnie is a co-trustee and beneficiary. Includes options to purchase 26,666 shares of common stock that may be exercised within 60 days of April 20, 2012. Excludes options to purchase 33,334 shares of common stock that may not be exercised within 60 days of April 20, 2012.
(10)	Includes options to purchase 139,428 shares of common stock that may be exercised within 60 days of April 23, 2012.
(11)	Includes options to purchase 21,666 shares of common stock that may be exercised within 60 days of April 20, 2012. Excludes options to purchase 38,334 shares of common stock that may not be exercised within 60 days of April 20, 2012.
(12)	Includes 903,916 shares that are subject to our right of repurchase and options to purchase 303,680 shares of common stock that may be exercised and 1,562 shares of common stock that may vest from restricted stock unit awards within 60 days of April 20, 2012. Excludes options to purchase 1,680,454 shares of common stock that may not be exercised and 23,438 shares of common stock that may not vest from restricted stock unit awards within 60 days of April 20, 2012.

Equity Compensation Plan Information

The following table provides certain information regarding our equity compensation plans in effect as of December 31, 2011:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	7,681,656	$6.82	1,004,352
Equity compensation plans not approved by security holders	n/a	n/a	n/a

Total	7,681,656	$6.82	1,004,352

(1)
(2)

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and certain holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our securities with the SEC and to furnish us with copies of all Section 16(a) reports that they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us and written representations provided to us by all of our directors and executive officers and certain of our greater than 10% stockholders, we believe that during the year ended December 31, 2011, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements, with the exception of Charles River Friends XIII-A, LP, who failed to timely file a Form 3 following the registration of our common stock, and Shelby Bonnie, who failed to timely file a Form 4 following the purchase of our common stock by trusts of which he is a beneficiary.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described elsewhere in this proxy statement, the following is a description of transactions since January 1, 2011, in which we have been a participant, in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with them, had or will have a direct or indirect material interest.

Transactions with our Directors, Executive Officers, Key Employees and Significant Stockholders.

Common Stock Sale

In April 2011, we sold an aggregate of 105,708 shares of our common stock at a price of $14.19 per share to Sanford R. Robertson and to MHV Partners LLC, an entity affiliated with Shelby W. Bonnie.

Indemnification Agreements

In 2011 and 2012, we entered into indemnification agreements with each of our directors and executive officers and certain key employees. The form of agreement provides that we will indemnify our directors, executive officers and certain key employees against any and all expenses incurred by that director, executive officer or key employee because of his or her status as one of our directors, executive officers or key employees to the fullest extent permitted by Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws (except in a proceeding initiated by such person without board approval). In addition, the form agreement provides that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers and certain key employees in connection with a legal proceeding.

Stock Option Awards

Information regarding stock options and stock awards granted to our directors, executive officers and key employees can be found in this proxy statement under the heading “Corporate Governance – Director Compensation” and “Executive Compensation”.

Policies and Procedures for Related Party Transactions

All of the transactions set forth above were approved by a majority of our board of directors, including a majority of the independent and disinterested members of our board of directors. We believe that we have executed all of the transactions set forth above on terms no less favorable to us than we could have obtained from unaffiliated third-parties. It is our intention to ensure that all future transactions between us and our directors, executive officers and principal stockholders and their affiliates are approved by a majority of the members of our board of directors, including a majority of the independent and disinterested members of our board of directors, and are on terms no less favorable to us than those that we could obtain from unaffiliated third-parties.

In approving or disapproving such proposed transactions, arrangements or relationships, the audit committee will consider all material information, including the identity of the related person and his/her relationship to our company; designation of the proposed transaction as a single, one-time transaction, a proposed series of transactions or an ongoing business relationship; the proposed aggregate value of such transaction or transactions if known, or a good faith estimate; any alternatives considered, including any evidence supporting the arm’s length valuation of the transaction; and the disclosure implications of the proposed transactions.

EXECUTIVE OFFICERS

Set forth below is the name, age, and position of each of our executive officers as of April 23, 2012 and certain biographical information for each executive officer.

Name	Age	Position
John A. Amster	43	Chief Executive Officer; Director
Geoffrey T. Barker	50	Chief Operating Officer; Director
Eran Zur	44	President; Director
Adam C. Spiegel	49	Chief Financial Officer; Treasurer
Mallun Yen	41	Executive Vice President
Henri Linde	53	Senior Vice President
Paul Reidy	51	Senior Vice President
Steven S. Swank	42	Vice President, Head of Client Development and Relations

John A. Amster’s biographical information may be found in this proxy statement under the heading “Continuing Directors Not Standing For Election”.

Geoffrey T. Barker’s biographical information may be found in this proxy statement under the heading “Continuing Directors Not Standing For Election”.

Eran Zur, age 44 and a founder of our company, has served as our President since our inception and served as a director from our inception until he resigned on April 26, 2012. Prior to founding our company, from 2002 to 2008, Mr. Zur was a partner at the boutique IP firm Hoffman & Zur, which assisted patent holders in monetizing their patents, including developing and implementing licensing and enforcement programs and conducting patent sale negotiations. From 1998 to 2002, Mr. Zur joined a team that designed and implemented the licensing program of the Lemelson Medical, Education & Research Foundation, LP, a leading patent licensing program. Mr. Zur obtained his law degree, with honors, from the University of Leeds, England, and has a post-graduate degree in International Trade Law from the University of Arizona.

Adam C. Spiegel, age 49, has served as our Chief Financial Officer and Senior Vice President, Finance since March 2010, our Senior Vice President, Finance and Administration from February 2010 until March 2010, our Interim Chief Financial Officer from August 2009 through March 2010 and our Vice President, Corporate Development from March 2009 until August 2009. From September 2006 until December 2008, Mr. Spiegel served as Chief Financial Officer of Vectrant Technologies Inc., an early stage molecular diagnostic company. Previously, Mr. Spiegel advised a wide variety of technology, financial services and industrial companies in complex capital markets financing and advisory assignments while serving as an investment banker at Credit Suisse and Prudential Securities. Mr. Spiegel holds a B.S. in Electrical Engineering from the University of Pennsylvania and an M.B.A. from the Anderson School at UCLA.

Mallun Yen, age 41, has served as our Executive Vice President since November 2010. Prior to joining us, Ms. Yen served as Vice President of Worldwide Intellectual Property and Deputy General Counsel from 2002 to 2010, at Cisco Systems, Inc. where she was responsible for developing and implementing the company’s strategy to protect, enhance, defend and capture the value of its intellectual property. Ms. Yen received her B.S. from California Polytechnic State University, San Luis Obispo and her J.D. from UC Berkeley School of Law, Boalt Hall.

Henri Linde, age 53, has served as our Senior Vice President since November 2010, our Vice President and General Manager, Memberships from April 2010 to October 2010 and our Vice President, Memberships from September 2008 to March 2010. Prior to joining us, Mr. Linde was President Americas at Actimagine Corp, a video software development company from 2007 until 2008. From 1994 to 2007, Mr. Linde was Vice President, Intellectual Property & Licensing at Thomson S.A., now called Technicolor SA, where Mr. Linde was responsible for licensing and business development programs. Mr. Linde received his B.B.A. from Nyenrode, the Netherlands School of Business.

Paul Reidy, age 51, has served as Senior Vice President since February 2011 and our Vice President, Memberships from March 2010 until February 2011. Prior to joining us, from April 2007 to March 2010, Mr. Reidy served as Vice President at Intellectual Ventures where he was responsible for Intellectual Ventures’ patent portfolio related to information technology hardware, including semiconductors and systems. Prior to joining Intellectual Ventures, from April 2004 to March 2007, Mr. Reidy served as Vice President of Corporate Business Development and Licensing for Freescale Semiconductor, Inc. Mr. Reidy also served as Director of Intellectual Property Licensing at Motorola, Inc. from September 2002 until April 2004. Mr. Reidy co-founded and served as CEO of Traq Wireless, Inc. from July 1999 until November 2001. Mr. Reidy holds a J.D./M.B.A. from Indiana University and a B.A. in Economics from Michigan State University.

Steven S. Swank, age 42, has served as our Vice President, Head of Client Development and Relations since February 2012 and as our Vice President, Client Relations since July 2010. Prior to joining us, from May 2006 until June 2010, Mr. Swank served as Vice President of National Account Sales at Comdata Corporation, where he was responsible for maintaining client relationships and developing new business opportunities. From February 2005 until May 2006, Mr. Swank was Director of Origination at Pine Creek Healthcare Capital, LLC, a provider of financial products to the healthcare industry. Prior to joining Pine Creek Healthcare Capital, Mr. Swank worked in private client services at Lehman Brothers Inc. from August 2003 to February 2005, and as a Regional Advertising Director at Time Warner from 1998 to 2003. Mr. Swank received a B.A. in Economics from Bucknell University and an M.B.A. from the University of Chicago Booth School of Business, Singapore.

Election of Officers

Our executive officers are currently elected by our board of directors and serve until their successors are duly elected and qualified, or until their earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis reviews and discusses our compensation programs and policies for our executive officers who are required to be named in the 2011 Summary Compensation Table under the rules of the SEC. For 2011, these “named executive officers” are John Amster, Chief Executive Officer, Adam Spiegel, Chief Financial Officer, Eran Zur, President, Geoffrey Barker, Chief Operating Officer, and Henri Linde, Senior Vice President. This compensation discussion and analysis should be read together with the compensation tables and related disclosures set forth below.

General Overview and Objectives of our Executive Compensation Programs

We help companies reduce patent-related risk and expense by facilitating a more efficient exchange of value in the patent market. We recognize that the success of our company depends to a great degree on our ability to attract and retain talented employees who have relevant skills and experience to help us manage and expand our business. As such, the principal objectives of our executive compensation programs are the following:

•	to attract and retain talented and experienced executives;

•	to provide incentive to our executives to manage our business to meet our short-term and long-term business objectives;

•	to reward clear, easily measured performance goals that closely align our executive officers’ incentives with the long-term interests of stockholders; and

•	to ensure that our total compensation is fair, reasonable and competitive.

Our compensation programs are designed to be flexible and complementary, and to collectively serve the principles and objectives of our executive compensation program.

Role of Our Board of Directors, Compensation Committee and Management

Historically, our compensation programs were administered by our board of directors. In 2010, we created a compensation committee to assist our board of directors by making recommendations regarding the compensation of our executive officers. Following our initial public offering, our compensation committee assumed responsibility for determining the compensation of our executive officers. For more information about our compensation committee, see “Management—Board Committees—Compensation Committee.”

Prior to our initial public offering, our Chief Executive Officer and Chief Operating Officer made recommendations to our board of directors and compensation committee with respect to the compensation of our executive officers other than themselves. Following our initial public offering, our Chief Executive Officer and Chief Operating Officer, as the managers of our executive team, have continued to make recommendations regarding the compensation of our other executive officers; however, while our compensation committee considers their recommendations, it need not adopt them and may adjust them as it determines appropriate.

Compensation Process

The compensation of our founders, Messrs. Amster, Barker and Zur, was initially negotiated with our initial investors at the time of our incorporation and Series A Preferred Stock financing. The initial compensation of our other named executive officers has been determined as a result of arm’s-length negotiations with each officer and has been based on a variety of factors and the subjective judgment and experience of the members of our board of directors. Factors influencing these decisions have included the need to fill a particular position, the officer’s professional experience, an evaluation of the competitive market based on the experience of the members of our board of directors, and the compensation of our other officers, each at the time of the applicable compensation decision.

Subsequent to implementing these arrangements, our board of directors and compensation committee have been responsible for overseeing our executive compensation program. Given the relatively small size and short operating history of our company, there has been no set schedule for reviewing or modifying compensation. Instead, compensation has been modified based on the recommendations of our Chief Executive Officer and Chief Operating Officer and as determined appropriate by our board of directors and compensation committee, such as in connection with a promotion or as necessary to retain an officer. We currently expect that our compensation committee will review the compensation of our named executive officers annually.

Compensation Consultant

Our compensation committee has the authority to engage the services of outside consultants to assist it in making decisions regarding our compensation programs and philosophy. The compensation committee did not engage a compensation consultant in 2011.

Elements of Compensation

The compensation of our named executive officers consists of the following elements, each of which is designed to fulfill one or more of the principles and objectives described above:

•	base salary;

•	performance-based bonuses;

•	equity incentives;

•	change in control benefits;

•	broad-based employee benefits; and

•	perquisites.

Each of these elements is discussed in greater detail below. In setting compensation levels for individual named executive officers, our board of directors and compensation committee apply their judgment in determining the amount and mix of compensation elements for each named executive officer and the appropriate level of each element. The appropriate use and weight of each of these components has not to date been dictated by any particular formula. The specific mix of components has been and will continue to be within the discretion and business judgment of our board of directors and the compensation committee which have placed greater emphasis on considerations specific to the individual holding a particular executive position than on general market data. These components of our compensation programs together provide competitive compensation packages that our board of directors believes have enabled us to successfully retain and motivate our named executive officers.

Base Salary

We provide base salary to our named executive officers and other employees to compensate them for services rendered on a day-to-day basis during the fiscal year and to provide sufficient fixed cash compensation to allow the officers to focus on their ongoing responsibilities to our company. Base salaries are reviewed and adjusted when necessary to reflect individual roles and performance as well as our board of directors’ subjective assessment of market conditions. The annual base salary for each of our named executive officers in fiscal year 2011 was as follows: $500,000 for Mr. Amster, $300,000 to Messrs. Barker and Zur, and $260,000 for Messrs. Spiegel and Linde. In contemplation of our initial public offering, our board of directors increased Mr. Amster’s base salary in January 2011 from $300,000 to $500,000 per year and eliminated the quarterly bonus opportunity to which he had previously been entitled. The higher salary reflects the increased responsibility Mr. Amster assumed as chief executive officer of a publicly traded company. In March 2011, our compensation committee approved increases in the base salaries of Messrs. Spiegel and Linde to $260,000 per year. Mr. Spiegel received an increase in recognition of the increased responsibility he assumed as chief financial officer of a publicly traded company. Mr. Linde received an increase in recognition of the growth of our business during 2010.

Performance-Based Bonuses

Cash performance bonuses are used to reward our named executive officers for the achievement of individual and company performance goals which we believe will in turn further our long-term business objectives. We accrue a total bonus pool for all participants in our bonus plan based on corporate objectives. The actual size of the bonus pool is determined by our compensation committee at the end of the year using the pool performance targets as a guideline, but not a requirement. Individual performance bonuses for our named executive officers (other than our Chief Executive Officer and Chief Operating Officer) are determined by the compensation committee based on recommendations of our Chief Executive Officer and Chief Operating Officer.

In May 2011, our compensation committee determined that the company should accrue a bonus pool based on our revenue and cost-control, with achievement of revenue targets weighted twice as heavily as cost control. The committee selected the revenue target to encourage growth in the size of our company’s client network, and the cost control target to encourage our executives to maximize net income. Target revenue for 2011 was set at $147.4 million, and target costs (cost of revenues plus operating expenses before discretionary bonuses and stock-based compensation) were set at $98.6 million. If our company achieved target revenue and cost-control, full year bonus accrual would be 30% of total company-wide salaries for the year. If 2011 revenues exceeded target revenue by $7.5 million, and costs (cost of revenues plus operating expenses before discretionary bonuses and stock-based compensation) were $2.5 million below target costs, full year bonus accrual would be 45% of salaries. If revenues were $5 million or more below 2011 target revenue and costs were $2.5 million or more above target costs, full year bonus accrual would be 15% of salaries. If revenues and costs were between the above ranges, full year bonus accrual would be determined by linear interpolation between specified targets. Our company’s annual revenue exceeded target by $6.6 million and costs were below target by $3.0 million. In December 2011, our compensation committee determined that the actual bonus pool should be $5.3 million, or 39% of salaries for the year.

In light of the above performance, our compensation committee approved 2011 bonuses to our named executive officers based on the recommendations of Messrs. Amster and Barker. In December 2011, Messrs. Amster and Barker performed a subjective review of each named executive officer’s individual performance by examining his knowledge, skills, responsibilities and performance (including skills and performance particular to the job function of each executive), and also reviewed the performance of the functional area managed by each executive, and the overall performance of the company. Mr. Zur’s review included the number and complexity of transactions completed by his team during 2011. Mr. Spiegel’s review included the success of our company’s initial public offering, and the growth in the company’s finance and accounting team and functions as a public company. Mr. Linde’s review included the number of new members to our company’s client network and the recruitment and management of our company’s client relations and development teams. After this review, Messrs. Amster and Barker made a recommendation to the compensation committee for consideration. The cash bonuses for Messrs. Amster and Barker are determined by the compensation committee in light of their individual performance by examining their leadership of our company in the past year, and their skills and responsibilities.

As a result of their individual performance and based upon the recommendations of Messrs. Amster and Barker, our compensation committee approved annual incentive bonuses to Messrs. Spiegel and Linde equal to 84.6% of base salary. These bonuses reflect their contributions to our growth during a year in which the client network grew from 72 to 112, and the company had its initial public offering. The compensation committee approved bonuses of $123,000 each to Messrs. Amster, Barker and Zur which equaled 24.6% of base salary for Mr. Amster, and 41% of base salary for Messrs. Barker and Zur. These bonuses reflect their successful recruitment and management of our employees and their continuing leadership roles as founders of our company.

Until 2011, Mr. Amster was also eligible for quarterly bonus payments of $50,000 as part of an arrangement he negotiated with our investors at the time of our inception and Series A Preferred Stock financing. These bonuses were awarded at the discretion of our board of directors, based on its review of Mr. Amster’s and our company’s performance, and were in addition to an annual incentive bonus. Beginning in 2011, Mr. Amster no longer has a quarterly bonus opportunity.

Equity Incentives

We believe that strong long-term corporate performance may be achieved by using equity-based awards to encourage long-term performance by our named executive officers. Our board of directors grants equity awards to our named executive officers and other employees in order to enable them to participate in the long-term appreciation of our stockholder value. We believe that equity grants align the interests of our named executive officers with our stockholders, provide our named executive officers with incentives linked to long-term performance, and create an ownership culture. In the event we do not perform well, these awards will have less value or no value. Additionally, we believe our equity awards provide an important retention tool for our named executive officers, as they are generally subject to multi-year vesting.

The initial equity awards held by Messrs. Amster and Barker consist of restricted stock that they purchased at the time they founded our company, which is subject to our repurchase rights that lapse (which is what we mean by vesting with respect to these awards) over four years of service from August 2008. Equity-based awards to our other named executive officers have generally been granted in the form of options to purchase shares of our common stock. Typically, each named executive officer receives a grant of restricted stock or a stock option upon joining our company. These initial awards generally vest over four years of service, with 25% vesting after one year of service and the remainder vesting in equal monthly installments over the next three years. Prior to September 2010, our stock options were generally exercisable in full on the grant date but the acquired shares were subject to a right of repurchase at the exercise price held by us that lapses in accordance with the option’s vesting schedule. Options granted after September 2010 are exercisable in accordance with the applicable option’s vesting schedule.

The size and other terms of the initial equity awards made to our named executive officers have been established through arm’s-length negotiations at the time the officer was hired. Our board of directors has considered, among other things, the prospective role and responsibility of the individual, the cash compensation received by the individual and the size of the equity awards held by our other executives. Historically, there has been no set program for the award of additional stock options, and our board of directors and compensation committee retain discretion to award stock options to employees at any time, including in connection with a promotion, to reward extraordinary performance, for retention purposes or in other circumstances. For 2012 and after, the compensation committee intends to offer additional grants to employees after the first year of employment that are equal to one quarter of the grant a newly-hired employee would receive in the same position. We expect these grants to be primarily in the form of restricted stock units for most employees, and in a combination of restricted stock units and stock options for more senior employees including the company’s named executive officers.

In January 2011, our board of directors granted stock options to Messrs. Amster, Barker and Zur that were similar to the options granted to Messrs. Spiegel and Linde and other employees in October 2010. These options will not begin vesting until August 2012, when the shares of restricted stock held by Messrs. Amster, Barker and Zur have fully vested, at which point the options will begin vesting in equal monthly installments over four years of service. The sequential vesting schedules created by the restricted stock held by Messrs. Amster, Barker and Zur and the new options were intended to create additional retention incentives in connection with our transition to a public company. Mr. Amster received an option to purchase 537,692 shares of our common stock, and Messrs. Barker and Zur each received an option to purchase 358,462 shares of our common stock. The size of these stock option grants was determined by our board of directors based on its assessment of the responsibilities and contributions of Messrs. Amster, Barker and Zur related to our business and to incentivize them to manage our business to meet our objectives.

We do not have, nor do we plan to establish, any program, plan or practice to time stock option grants in coordination with releasing material non-public information, nor do we have any established grant schedule. In addition, to date, we have not adopted stock ownership guidelines for our named executive officers.

Change in Control Benefits and Severance

The restricted stock Messrs. Amster, Barker and Zur hold and the options granted to Mr. Spiegel include a “double trigger” acceleration benefit if the officer is terminated without cause or resigns for certain reasons within 12 months after a change in control of our company. In addition, the stock options granted to Messrs. Amster, Barker and Zur in January 2011 also include this benefit in the event of a change in control after the options begin vesting in August 2012. The terms of these arrangements are described below in “2011 Potential Payments Upon Termination or Change in Control.” Our board of directors believes that it is necessary to offer senior members of our executive team the level of protection provided under these agreements to ensure that they remain focused on executing our company’s strategic plans including in the event our company is to be acquired.

None of our named executive officers have any contractual severance benefits.

Employee Benefits

We provide the following benefits to our named executive officers, generally on the same basis as provided to all of our employees:

•	health, dental and vision insurance;

•	life insurance and accidental death and dismemberment insurance;

•	a 401(k) plan;

•	employee assistance plan;

•	short- and long-term disability;

•	medical and dependent care flexible spending account; and

•	a health savings account.

We believe these benefits are consistent with those of companies with which we compete for employees.

Perquisites

Given our location in downtown San Francisco, we pay the monthly $435 parking fee incurred by certain of our officers and employees, including Messrs. Amster, Barker and Zur. We also pay for an apartment in San Francisco that is used by Mr. Barker, as well as his airfare and other expenses for travel between our office in San Francisco and his residence in Washington. We generally do not provide any additional perquisites to our named executive officers.

Tax Considerations

Generally, Section 162(m) of the Internal Revenue Code disallows a deduction to any publicly held corporation for individual compensation exceeding $1 million in any taxable year payable to its Chief Executive Officer and certain other officers. However, compensation in excess of $1 million may be deducted if, among other things, it qualifies as “performance-based compensation” within the meaning of Section 162(m). Prior to our initial public offering, our board of directors did not take the deductibility limit imposed by Section 162(m) into consideration in setting compensation as we were not publicly traded. While our compensation committee has not adopted a formal policy regarding tax deductibility of compensation paid to our named executive officers, our compensation committee intends to consider the tax deductibility under Section 162(m) as a factor in future compensation decisions.

Section 280G of the Internal Revenue Code disallows a tax deduction with respect to excess parachute payments to certain executives and significant stockholders of companies that undergo a change in control. In addition, Section 4999 of the Internal Revenue Code imposes a 20% excise tax on the individual with respect to the excess parachute payment. Section 409A of the Internal Revenue Code also imposes significant additional taxes should an executive officer, director or other service provider receive “deferred compensation” that does not meet the requirements of Section 409A of the Internal Revenue Code. We have not provided any named executive officer with a gross-up or other reimbursement for tax amounts the executive might pay pursuant to Section 280G or Section 409A of the Internal Revenue Code. As a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Internal Revenue Code.

Financial Restatement

Our compensation committee has not adopted a policy on whether we will make retroactive adjustments to any cash or equity-based incentive compensation paid to the named executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. Our compensation committee believes that this issue is best addressed if and when a need actually arises, when all of the facts regarding the restatement are known. We intend to comply with all applicable laws and regulations requiring any adjustments to or recovery of incentive compensation.

Report of the Compensation Committee2

We, as members of the compensation committee of the board of directors, have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review and discussion, we have recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Submitted by the Compensation Committee of the Board of Directors

Shelby W. Bonnie

Sanford R. Robertson

Thomas O. Ryder

[2]	The material in this report shall not be deemed to be (i) ”soliciting material,” (ii) ”filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Exchange Act, and/or (iv) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

2011 Summary Compensation Table

The following table provides information regarding the compensation of our “principal executive officer,” “principal financial officer” and our next three most highly compensated executive officers during the 2011 fiscal year. We refer to these individuals as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Option Awards(2) ($)	All Other Compensation ($)		Total ($)
John Amster	2011	500,000	123,000	3,157,207			3,780,207
Chief Executive Officer (Principal Executive Officer)	2010	300,000	335,000	—	236,504		871,504

Adam Spiegel	2011	260,000	220,000	—	—		480,000
Chief Financial Officer (Principal Financial Officer)	2010	247,500	225,000	681,538	—		1,154,038

Eran Zur	2011	300,000	123,000	2,104,809			2,527,809
President

Geoffrey Barker	2011	300,000	123,000	2,104,809	30,966	(3)	2,558,775
Chief Operating Officer	2010	300,000	135,000	—	180,671		615,671

Henri Linde	2011	260,000	220,000	—	—		480,000
Senior Vice President	2010	225,000	225,000	380,701	—		830,701

(1)	The amounts in this column reflect discretionary bonuses approved by the Compensation Committee of our board of directors on December 20, 2011 for our company and individual performance, which were paid on January 31, 2012.
(2)	The amounts in this column represent the aggregate grant date fair value of option awards granted to the officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 15 of the notes to our consolidated financial statements for the fiscal year ended December 31, 2011 in our annual report on Form 10-K for fiscal year 2011 filed on March 26, 2012, for a discussion of the assumptions made by our company in determining the grant date fair value of its equity awards.
(3)	Represents $21,418 in company-paid expenses related to Mr. Barker’s commute between his residence in Washington and our office in San Francisco, $8,983 in compensation deemed received by Mr. Barker in connection with his usage of an apartment leased by our company in San Francisco, and $565 in compensation deemed received by Mr. Barker in connection with his usage of a company-paid parking garage space. The cost of Mr. Barker’s use of the apartment was determined by multiplying the number of nights Mr. Barker stayed in the apartment in 2011 by a per night cost, determined by dividing the total cost of the apartment, composed of rent and utilities, by 730, the number of nights in the year multiplied by the number of bedrooms in the apartment.

2011 Grants of Plan-Based Awards

The following table sets forth certain information regarding each plan-based award granted to our named executive officers during our 2011 fiscal year. Only Messrs. Amster, Zur, and Barker received plan-based awards during our 2011 fiscal year.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options(1) (#)	Exercise or Base Price of Option Awards(2) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(3) ($)
John Amster	1/20/2011	537,692	9.85	3,157,207
Eran Zur	1/20/2011	358,462	9.85	2,104,809
Geoffrey Barker	1/20/2011	358,462	9.85	2,104,809

(1)	The vesting schedule for each of these options is described in the table entitled “Outstanding Equity Awards at 2011 Fiscal Year-End” below.
(2)	The amounts in this column represent the fair market value of a share of our common stock. As there was no public market for our shares on the date of grant, the fair market value was determined by our board of directors on the date of grant. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Accounting for Stock-Based Awards” in our annual report on Form 10-K for fiscal year 2011 on filed on March 26, 2012 for a discussion of how we valued our common stock.
(3)	The amounts in this column represent the aggregate grant date fair value of option awards granted to the officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 15 of the notes to our consolidated financial statements for the fiscal year ended December 31, 2011 in our annual report on Form 10-K for fiscal year 2011 filed on March 26, 2012, for a discussion of the assumptions made by our company in determining the grant date fair value of its equity awards.

Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table

Offer Letters

We have entered into offer letters with each of our named executive officers. The offer letters set forth each named executive officer’s initial base salary and other general terms of employment.

Offer Letters with John Amster, Geoffrey Barker and Eran Zur

We entered into offer letters with each of Messrs. Amster, Barker and Zur in August 2008, setting forth the initial terms of their employment with our company. Pursuant to their offer letters, each of Messrs. Amster, Barker and Zur receives a base salary of $300,000 per year. As described in “Compensation Discussion & Analysis—Elements of Compensation—Base Salary,” in January 2011, our board of directors adjusted Mr. Amster’s salary to $500,000 per year. In addition, pursuant to his offer letter Mr. Amster was eligible for an annual incentive bonus with a target amount of $200,000 per year, payable in quarterly installments. Beginning in 2011, Mr. Amster is no longer eligible for this bonus opportunity and now participates only in the Company’s bonus plan for all employees.

Offer Letter with Adam Spiegel

We entered into an offer letter with Mr. Spiegel in February 2009 that set forth the initial terms of his employment with our company, including an initial base salary of $200,000 per year. In connection with Mr. Spiegel’s promotion to Senior Vice President, Finance and Administration in February 2010, Mr. Spiegel’s offer letter was amended, and his base salary increased to $247,500, retroactive to January 1, 2010. As described in “Compensation Discussion & Analysis—Elements of Compensation—Base Salary,” in March 2011, our compensation committee adjusted Mr. Spiegel’s salary to $260,000 per year.

Offer Letter with Henri Linde

We entered into an offer letter with Mr. Linde in September 2008 setting forth the initial terms of his employment with our company, including an initial base salary of $225,000 per year. As described in “Compensation Discussion & Analysis—Elements of Compensation—Base Salary,” in March 2011, our compensation committee adjusted Mr. Linde’s salary to $260,000 per year.

Outstanding Equity Awards at 2011 Fiscal Year End

The following table sets forth information regarding each unexercised option and all unvested restricted stock held by each of our named executive officers as of December 31, 2011.

The vesting schedule applicable to each outstanding award is described in the footnotes to the table below. For information regarding the vesting acceleration provisions applicable to the options and restricted stock held by our named executive officers, see “2011 Potential Payments Upon Termination or Change in Control” below.

Prior to September 2010, our stock options were generally exercisable in full on the grant date but any shares purchased under the option were subject to repurchase by us at the exercise price until vested. Options granted after September 2010 are exercisable in accordance with the applicable option’s vesting schedule for vested (unrestricted) shares.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Vested	Number of Securities Underlying Unexercised Options (#) Unvested		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
John Amster	—	537,692	(2)	9.85	1/19/2021
						522,778	(3)	6,613,142

Adam Spiegel	—	13,507	(4)	0.47	4/7/2019
						54,028	(5)	683,454
	—	31,583	(6)	1.02	2/10/2020
						47,374	(7)	599,281
	—	100,000	(8)	4.96	10/20/2020	—		—

Eran Zur	—	358,462	(2)	9.85	1/19/2021
						530,278	(9)	6,708,017

Geoffrey Barker	—	358,462	(2)	9.85	1/19/2021
						530,278	(10)	6,708,017

Henri Linde	—	—		—	—	39,115	(11)	494,805
	—	—		—	—	27,084	(12)	342,613
	—	75,000	(8)	4.96	10/20/2020	—		—

(1)	In accordance with SEC rules, market value is based on the closing price of our common stock on December 30, 2011, the last trading day of the year of $12.65.
(2)

None of the shares subject to the option will vest unless the option holder remains in service through September 10, 2012, at which point 1/48th of the shares subject to the option vest upon the completion of each month of service thereafter.

(3)

Represents the unvested portion of 3,136,666 restricted shares of our common stock purchased under a Stock Purchase Agreement on August 10, 2008, which are subject to our right of repurchase. 25% of the shares vested (i.e., are no longer subject to our right of repurchase) on August 10, 2009, and an additional 1/48th of the shares vest upon completion of each additional month of service thereafter.

(4)

Represents the unexercised portion of a 216,111 share option granted on April 8, 2009. 25% of the shares subject to the option vested (i.e., are no longer subject to our right of repurchase) on March 3, 2010 and an additional 1/48th of the option shares vest upon completion of each additional month of service thereafter. 212,765 of the shares subject to the option were immediately exercisable on the date of grant, subject to our right of repurchase with respect to any such unvested restricted shares, and the remaining 3,346 of the shares subject to the option became exercisable on January 1, 2010, subject to our right of repurchase with respect to any such unvested restricted shares.

(5)

Represents the unvested portion of 90,047 restricted shares of our common stock that were purchased pursuant to the exercise of an option granted on April 8, 2009, and which are subject to our right of repurchase. 25% of the 216,111 shares subject to the option grant shares vested (i.e., are no longer subject to our right of repurchase) on March 3, 2010, and an additional 1/48th of the shares vest upon completion of each month of continuous service thereafter.

(6)

Represents the unexercised portion of a 189,496 share option granted on February 11, 2010. 1/48th of the shares subject to the option vest (i.e., are no longer subject to our right of repurchase) upon the completion of each month of continuous service beginning on August 13, 2009. 96,509 of the shares subject to the option were immediately exercisable on the date of grant, subject to our right of repurchase with respect to any such unvested restricted shares, and the remaining 92,987 of the shares subject to the option became early exercisable on January 1, 2011, subject to our right of repurchase with respect to any unvested restricted shares.

(7)

Represents the unvested portion of 82,905 restricted shares of our common stock that were purchased pursuant to the exercise of an option granted on February 11, 2010, and which are subject to our right of repurchase. 1/48th of the 189,496 shares subject to the option grant vest upon completion of each month of continuous service beginning from August 13, 2009.

(8)

None of the shares subject to the option will vest unless the option holder remains in service through October 21, 2012, at which point 1/48th of the shares subject to the option vest upon the completion of each month of service thereafter.

(9)

Represents the unvested portion of 3,181,666 restricted shares of our common stock purchased under a Stock Purchase Agreement on August 10, 2008, which are subject to our right of repurchase. 25% of the shares vested (i.e., are no longer subject to our right of repurchase) on August 10, 2009, and an additional 1/48th of the shares vest upon completion of each additional month of service thereafter.

(10)

Represents the unvested portion of 3,181,666 restricted shares of our common stock purchased under a Stock Purchase Agreement on August 10, 2008, which are subject to our right of repurchase. 25% of the shares vested (i.e., are no longer subject to our right of repurchase) on August 10, 2009, and an additional 1/48th of the shares vest upon completion of each additional month of service thereafter.

(11)

Represents the unvested portion of 208,612 restricted shares of our common stock that were purchased pursuant to the exercise of an option granted on November 19, 2008, and which are subject to our right of repurchase. 25% of the shares vested (i.e., are no longer subject to our right of repurchase) on September 16, 2009, and an additional 1/48th of the shares vest upon completion of each month of continuous service thereafter.

(12)

Represents the unvested portion of 50,000 restricted shares of our common stock that were purchased pursuant to the exercise of an option granted on February 11, 2010, and which are subject to our right of repurchase. 1/48th of the shares vest (i.e., are no longer subject to our right of repurchase) upon the completion of each month of continuous service beginning on February 11, 2010.

2011 Option Exercises and Stock Vested

The following table shows the number of shares of restricted stock held by each named executive officer that vested during the 2011 fiscal year. With the exception of Mr. Spiegel, none of our named executive officers exercised stock options during the 2011 fiscal year. In April 2011, Mr. Spiegel exercised options to purchase 360,517 shares of our common stock; however, 172,952 shares acquired upon exercise were unvested and therefore do not appear in the table below except to the extent they vested during the 2011 fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
John Amster	—		784,167	16,527,627
Adam Spiegel	259,115	$4,740,605	101,402	2,119,790
Eran Zur	—	—	795,417	16,764,735
Geoffrey Barker	—	—	795,417	16,764,735
Henri Linde	—	—	64,653	1,344,773

(1)	Value realized is based on the difference between the fair market value of our common stock on the date of exercise and the exercise price. As there was no public market for our common stock on some of the dates the options were exercised, we have assumed that the fair market value of our common stock on those dates was $19.00, which was the initial public offering price of our common stock.
(2)	Value realized is based on the fair market value of our common stock on the vesting date. As there was no public market for our common stock on some of the dates the shares vested, we have assumed that the fair market value of our common stock on those vesting dates was $19.00, which was the initial public offering price of our common stock.

Pension Benefits and Non-qualified Deferred Compensation

Our company does not provide a pension plan for its employees, and no named executive officers participated in a non-qualified deferred compensation plan during the 2011 fiscal year.

2011 Potential Payments Upon Termination or Change in Control

We have entered into offer letters and either stock option or stock purchase agreements with each of our named executive officers. None of the offer letters entered into with our named executive officers provide for the payment of severance; however, we have entered into agreements with Messrs. Amster, Barker, Zur and Spiegel under which they may be entitled to accelerated vesting of equity awards upon certain terminations of employment, as described in further detail below. Additionally, options granted pursuant to our 2008 Stock Plan, including any options granted to our named executive officers, may accelerate and vest in full if our company is subject to a merger or consolidation in which the surviving corporation does not assume the options or substitute new options for outstanding options.

Agreements with John Amster, Geoffrey Barker and Eran Zur

In August 2008, we entered into stock purchase agreements with each of Messrs. Amster, Barker and Zur. Pursuant to each of their stock purchase agreements, if within 12 months following a change in control the named executive officer is subject to an involuntary termination, then he will be entitled to vesting acceleration of 50% of any then-unvested shares of our common stock purchased thereunder.

In January 2011, we entered into stock option agreements with each of Messrs. Amster, Barker and Zur. Pursuant to each of the stock option agreements, if the named executive officer is subject to an involuntary termination within 12 months following a change in control that occurs after the vesting of the option begins in August 2012, then he will be entitled to vesting acceleration of 50% of any then-unvested shares subject to the option.

For purposes of the stock purchase agreements and stock option agreements with each of Messrs. Amster, Barker and Zur:

“Involuntary termination” is defined as the termination of the named executive officer’s service by reason of (i) the involuntary discharge of the named executive officer by our company for reasons other than cause or death or disability or (ii) the voluntary resignation of the named executive officer following (a) the material reduction in authority and responsibility with our company (it being understood that a material reduction in authority and responsibility shall not be deemed to have occurred as long as the named executive officer retains substantial senior executive responsibilities in the same line of business that the named executive officer was involved with immediately prior to a change in control), (b) a reduction in the named executive officer’s base salary by more than 10% or (c) a request by our company that the named executive officer relocate by more than 50 miles.

“Change in control” is defined as (i) the consummation of a merger or consolidation of our company with or into another entity or (ii) the dissolution, liquidation or winding up of our company. The foregoing notwithstanding, a merger or consolidation of our company shall not constitute a “change in control” if immediately after such merger or consolidation a majority of the voting power of the capital stock of the continuing or surviving entity, or any direct or indirect parent corporation of such continuing or surviving entity, will be owned by the persons who were our stockholders immediately prior to such merger or consolidation in substantially the same proportions as their ownership of the voting power of our capital stock immediately prior to such merger or consolidation.

“Cause” is defined as (i) an intentional and unauthorized use or disclosure by the named executive officer of our confidential information or trade secrets, which use or disclosure causes material harm to our company, (ii) a material breach by the named executive officer of any agreement between the named executive officer and our company, (iii) a material failure by the named executive officer to comply with our written policies or rules, (iv) the named executive officer’s conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State thereof, (v) the named executive officer’s gross negligence or willful misconduct, (vi) a continuing failure by the named executive officer to perform assigned duties after receiving written notification of such failure from our board of directors or (vii) a failure by the named executive officer to cooperate in good faith with a governmental or internal investigation of our company or its directors, officers or employees, if our company has requested the named executive officer’s cooperation.

Agreements with Adam Spiegel

In February 2011, Mr. Spiegel’s outstanding stock options were amended to include vesting acceleration of 50% of any then-unvested shares subject to each of his options in the event of an involuntary termination within 12 months after a change in control. The definitions of “involuntary termination,” “change in control” and “cause” are the same as in the agreements with Messrs. Amster, Barker and Zur.

The following table describes the potential benefits upon termination of our named executive officer’s employment, as if each officer’s employment terminated as of December 31, 2011. Mr. Linde was not entitled to any benefits upon a termination of employment on December 31, 2011.

Name	Benefit	Involuntary Termination Following a Change in Control
John Amster	Restricted Stock Acceleration (1)	$3,306,571
	Total Value	$3,306,571

Eran Zur	Restricted Stock Acceleration (1)	$3,354,008
	Total Value	$3,354,008

Geoffrey Barker	Restricted Stock Acceleration (1)	$3,354,008
	Total Value	$3,354,008

Adam Spiegel	Restricted Stock Acceleration (1)	$641,368
	Option Acceleration (2)	$650,413
	Total Value	$1,291,781

(1)	The value of restricted stock acceleration shown in the table above assumes that the termination of the named executive officer’s employment occurred on December 31, 2011, and was calculated by multiplying the number of unvested shares accelerated by $12.65, the closing price of our common stock on December 30, 2011, the last trading day of the year.
(2)	The value of option acceleration shown in the table above assumes that the termination of the named executive officer’s employment occurred on December 31, 2011, and was calculated by multiplying the number of unvested option shares accelerated by the difference between $12.65, the closing price of our common stock on December 30, 2011, the last trading day of the year, and the exercise price of the option.

PROPOSAL NO. 3

ADVISORY NON-BINDING RESOLUTION REGARDING EXECUTIVE COMPENSATION

An amendment to the Exchange Act adopted by Congress as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 provides our stockholders with the opportunity to vote to approve, on an advisory and non-binding basis and no less frequently than once every three years, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. The advisory vote on executive compensation described in this proposal is commonly referred to as a “Say-On-Pay” proposal.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Stockholders may express their views on the design and effectiveness of our executive compensation programs by voting on this proposal. As described in detail in our Compensation Discussion and Analysis, our executive compensation programs are designed to attract, incentivize and retain talented and experienced executives, to reward them for achievement of goals and align their interests with those of our stockholders. Please read the “Compensation Discussion and Analysis,” the accompanying compensation tables and narrative discussion for additional details about our executive compensation programs, including information about the fiscal year 2011 compensation of our named executive officers.

Accordingly, in accordance with Section 14A of the Exchange Act, we are asking our stockholders to vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

You may vote “FOR” or “AGAINST” the advisory non-binding resolution regarding the compensation of our named executive officers, or you may “ABSTAIN” from voting on this matter. In order for Proposal 3 to be approved, a majority of all those outstanding shares that are represented in person or by proxy and that are cast either affirmatively or negatively at the Annual Meeting must vote “FOR” Proposal 3. Abstentions and broker non-votes will not be counted either “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because Proposal 3 is a non-routine matter, broker non-votes are expected to exist in connection with this matter.

As an advisory vote, the result will not be binding on our board of directors or compensation committee. Our board of directors and our compensation committee value the opinions of our stockholders and expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

PROPOSAL NO. 4

ADVISORY NON-BINDING RESOLUTION REGARDING THE FREQUENCY OF FUTURE ADVISORY NON-BINDING VOTES ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are asking our stockholders to cast a non-binding advisory vote regarding the frequency of future stockholder advisory votes on executive compensation (commonly referred to as “Say-On-Pay” proposals and one of which is the subject of Proposal 3 this year).

Section 14A of the Exchange Act requires that we conduct a stockholder advisory vote of this nature at least once every six years. By voting on this proposal, stockholders may indicate their preference as to how often we conduct future Say-On-Pay votes. Stockholders may vote for a frequency of every “1 YEAR,” “2 YEARS” or “3 YEARS” or may “ABSTAIN” from voting. Of the three possible voting intervals, the interval that receives the highest number of votes will be deemed the preference of stockholders.

After careful consideration of this Proposal, our board of directors has determined that an advisory non-binding vote on executive compensation that occurs every three years is the most appropriate alternative for our Company, and therefore our board of directors recommends that you vote in favor of holding advisory non-binding votes on executive compensation on three-year intervals. We believe that a three-year time horizon is appropriate to provide stockholders with a comprehensive review of whether our named executive officer compensation programs are achieving their objectives. Further, a triennial advisory vote allows stockholders to analyze the effects of our compensation program based on our long-term performance and business results. In addition, a triennial advisory vote reduces the additional administrative costs incurred by us in connection with each additional proposal on which stockholders are asked to vote.

Stockholders who have concerns about executive compensation during the interval between Say-On-Pay votes are welcome to bring their specific concerns to the attention of our board of directors. Please refer to the section titled “Corporate Governance – Communications to the Board of Directors” in this proxy statement for information about communicating with our board of directors.

This vote is advisory and therefore not binding on our board of directors or compensation committee of our board of directors. Notwithstanding the board of directors’ recommendation and the outcome of the stockholder vote on this Proposal 4, our board of directors may in the future decide to conduct advisory votes on executive compensation on a more or less frequent basis or may vary its practice. Our decision as to how frequently we will conduct Say-On-Pay votes will be disclosed via Form 8-K as required by the SEC.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF CONDUCTING A NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY “3 YEARS.”

NO INCORPORATION BY REFERENCE

In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Audit Committee Report” and the “Compensation Committee Report” contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be “soliciting material”. In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

OTHER MATTERS

As of the time of preparation of this proxy statement, neither the board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

Accompanying this proxy statement and posted on our website with this proxy statement, is our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC, are available free of charge on the investor relations portion of our website at http://ir.rpxcorp.com. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING

If you have any questions or require any assistance with voting your shares or need additional copies of this proxy statement or voting materials, please contact:

Investor Relations

RPX Corporation

One Market Plaza, Suite 800

San Francisco, CA 94105

or

call (415) 418-2563

It is important that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote by using the Internet or by telephone or, if you received a paper copy of the proxy card by mail, by signing and returning the enclosed proxy card, so your shares will be represented at the Annual Meeting.

The form of proxy and this proxy statement have been approved by the board of directors and are being mailed or delivered to stockholders by its authority.

The Board of Directors of RPX Corporation

San Francisco, California

April 26, 2012

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

RPX CORPORATION

INTERNET http://www.proxyvoting.com/rpxc Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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‚  FOLD AND DETACH HERE  ‚

The Board of Directors recommends that you vote “FOR” the director nominees named in Proposal 1, and “FOR” Proposals 2 and 3.	Please mark your votes as indicated in this example	☒

1.	To elect three Class I directors	FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS
	Nominees:	☐	☐	☐
01	Izhar Armony
02	Randy Komisar
03	Giuseppe Zocco

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

		FOR	AGAINST	ABSTAIN

2.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012	☐	☐	☐

3.	To vote on an advisory non-binding resolution regarding executive compensation	☐	☐	☐

The Board of Directors recommends a vote for Shareholder approval every 3 years.
	1 year	2 years	3 years	Abstain

4.	To vote on an advisory non-binding resolution regarding the frequency of future advisory non- binding votes on executive compensation ☐	☐	☐	☐

Note:	Such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

You can now access your RPX Corporation account online.

Access your RPX Corporation account online via Investor ServiceDirect® (ISD).

The transfer agent for RPX Corporation, now makes it easy and convenient to get current information on your shareholder account.

•	View account status

•	View certificate history

•	View book-entry information
•	View payment history for dividends

•	Make address changes

•	Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 19, 2012: The proxy statement and annual report are available at www.proxyvote.com.

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PROXY

RPX CORPORATION

Annual Meeting of Stockholders – June 19, 2012

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Adam C. Spiegel and Martin E. Roberts, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of RPX Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held June 19, 2012, at 10:00 a.m. local time, at One Market Plaza, Steuart Tower, Suite 800, San Francisco, California 94105, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

This proxy when properly executed will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Change/Comments (Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	22321-1